Exhibit 99.2

Certification of Chief Financial Officer Pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

I, J. Reid Porter, the Executive Vice President and Chief Financial Officer and a member of the Employee Benefits Committee of IMC Global Inc., certify that (i) the Annual Report on Form 11-K for the fiscal year ended December 31, 2002 with respect to the IMC Global Inc. Represented Retirement Savings Plan fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the IMC Global Inc. Represented Retirement Savings Plan.

           J. Reid Porter
 J. Reid Porter

June 30, 2003

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to IMC Global Inc. and will be retained by IMC Global Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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